SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

HASCO MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15928 Midway Rd.  Addison, TX 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 302-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014 the Board of Directors appointed Mr. Shane Jorgenson, age 47, to fill the position of Chief Financial Officer.  He replaces Mr. Jens Meilke, who resigned as Chief Financial Officer on February 21, 2014. There were no disagreements between the company and Mr. Meilke on any matter.

Prior to joining the Company, Mr. Jorgenson served as Chief Financial Officer and Vice President Strategic Planning for Cistera Networks, Inc. in Plano, Texas.  His experience includes both public and private entities ranging from $3M to $8B in revenues.  Mr. Jorgenson is experienced in multi-unit retail, distribution and service industries as well as real estate and construction.  He previously held the positions of CFO for PrimeSource Food Service Equipment as well as CFO and COO positions for Platinum Packaging, Inc.  He currently holds board positions for Tomlinson Touching Lives Foundation and Ladainian Tomlinson Preparatory Academy.

Mr. Jorgenson holds a Bachelor of Business Administration in accounting, finance, and statistics from The University of Tulsa in Tulsa, Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: February 24, 2014	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President